Exhibit 7.1

114 West 47th Street, 19th Floor New York, NY 10036 Telephone: 212.785.9700 Fax: 212.785.0700 www.kbl.com

November 25, 2013

Office of the Chief Accountant
Securities and Exchange Commission
100 F. Street, NE
Washington, D. C. 20549

Re: Codesmart Holdings, Inc.
CIK: 0001543098
Symbol: ITEN

I am the independent auditor for Codesmart Holdings, Inc.

We agree with the statements made by the registrant in Item 4.02 Subsecton (b) and (a) on Form 8-K filed November 19, 2013.

If you have any questions, please feel free to contact me.

Regards,

/s/ Richard Levychin

Richard Levychin, CPA